EXHIBIT 32

                        Certification of Chief Executive Officer and
                             Chief Financial Officer Pursuant to
                       18 U.S.C. Section 1350, As Adopted Pursuant to
                        Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Quarterly Report on Form 10-Q of Alexander & Baldwin, Inc. (the "Company") for the quarterly period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), W. Allen Doane, as Chief Executive Officer of the Company, and James S. Andrasick, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906  of  the Sarbanes-Oxley Act of 2002 that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ W. Allen Doane
-------------------------------
Name:   W. Allen Doane
Title:  Chief Executive Officer
Date:   October 31, 2003



/S/ James S. Andrasick
-------------------------------
Name:   James S. Andrasick
Title:  Chief Financial Officer
Date:   October 31, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.